UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2009

United Online, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Telephone: (818) 287-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On November 16, 2009, the United States Senate’s Committee on Commerce, Science, and Transportation issued a staff report (the “Report”) questioning certain e-commerce business practices including those known as post-transaction marketing.  Certain of the companies identified in the Report are parties with which United Online, Inc. (the “Company”) or a subsidiary thereof has a contractual relationship.  As noted in the Report, these companies have announced changes to their post-transaction marketing practices.  The Company expects that certain of its arrangements or practices relating to post-transaction marketing will be terminated or modified in the near term, and is currently reviewing other post-transaction opportunities, which may be with the same vendors.  As discussed most recently in the Company’s Form 10-Q for the quarter ended September 30, 2009, any changes to industry business practices, the Company’s business practices or the terms of our agreements for post-transaction sales could cause a decrease in our advertising revenues from post-transaction sales as well as our profits.  The Company’s revenues from post-transaction sales from its Classmates Media and FTD segments totaled $14.9 million and $5.3 million, respectively, for the nine-month period ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2009	UNITED ONLINE, INC.

	By:	/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and Chief Financial Officer